Exhibit 15.1

KPMG LLP
Chartered Accountants	Telephone	(780) 429-7300
10125 - 102 Street	Fax	(780) 429-7379
Edmonton AB T5J 3V8	Internet	www.kpmg.ca
Canada

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

PCL Employees Holdings Ltd.

We consent to the use of our report to the Directors dated January 25, 2006, included herein and to the reference to our Firm under the heading “Statements by Experts” herein.

Signed “KPMG LLP”

Edmonton, Canada

January 25, 2006

KPMG LLP, a Canadian limited liability partnership is the Canadian member firm of KPMG International, a Swiss cooperative	CELEBRATING 80 YEARS IN EDMONTON